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                                                                     Exhibit 5.2





                                                               November 10, 1998




Iridium Operating LLC,
Iridium Capital Corporation,
Iridium Roaming LLC,
Iridium IP LLC,
Iridium Facilities Corporation,
      1575 Eye Street, N.W.,
           Washington, D.C.  20005.

Dear Sirs:

         In connection with the filing of a registration statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933 (the "Act") (i) up to $750,000,000 aggregate amount of Subordinated Notes (the "Notes") of Iridium Operating LLC, a Delaware limited liability company ("Iridium"), and its wholly-owned subsidiary Iridium Capital Corporation, a
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Iridium Operating LLC                                                     -2-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

Delaware corporation (together with Iridium, the "Note Issuers"), and (ii) any Guarantees of the Notes (the "Guarantees") that may be executed by Iridium Roaming LLC, a Delaware limited liability company ("Roaming"), Iridium IP LLC, a Delaware limited liability company ("IP"), or Iridium Facilities Corporation, a Delaware corporation ("Facilities", and together with Roaming and IP, the "Guarantor Subsidiaries"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Notes and the Guarantees are collectively referred to herein as the "Securities".

         Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, an appropriate Prospectus Supplement has been prepared, delivered and filed in
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Iridium Operating LLC                                                      -3-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation

compliance with the Act and the rules and regulations thereunder, the Indenture and any Supplemental Indentures relating to the Securities have been duly authorized, executed and delivered, the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indenture and any Supplemental Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any of the Note Issuers or the Guarantor Subsidiaries and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any of the Note Issuers or the Guarantor Subsidiaries, and the Securities have been duly executed, and the Subordinated Notes have been duly authenticated, in accordance with the Indenture and any Supplemental Indenture and issued and sold as contemplated in the Registration Statement, (i) the Notes will constitute valid and legally
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Iridium Operating LLC                                                     -4-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation


binding obligations of the Note Issuers, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (ii) the Guarantees of each Guarantor Subsidiary will constitute valid and legally binding obligations of such Guarantor Subsidiary, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.


         In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

         The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law and
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Iridium Operating LLC                                                      -5-
Iridium Capital Corporation
Iridium Roaming LLC
Iridium IP LLC
Iridium Facilities Corporation


Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Note Issuers and Guarantor Subsidiaries and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Subordinated Notes and the Subsidiary Guarantees" in the Prospectus relating to the Securities included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                    Very truly yours,

                                    /s/ SULLIVAN & CROMWELL